EXHIBIT 99.1

EasyLink Services International Corporation Affirms High-end of Fiscal 2011 Guidance
Range

Fiscal Fourth Quarter and Year End 2011 Financial Results to be Released on October 5, 2011

NORCROSS, Ga., Sept. 23, 2011 (GLOBE NEWSWIRE) -- EasyLink Services International Corporation ("EasyLink" or "Company") (Nasdaq:ESIC) (www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, today affirmed the high-end of its fiscal 2011 Guidance Range and announced plans to release its fiscal 2011 fourth quarter and year end financial results on Wednesday, October 5th, after the market closes. The release will be followed by a conference call at 8:30 a.m. on Thursday, October 6th in which management will discuss the financial results for the fiscal 2011 fourth quarter and year end. EasyLink's CEO, Tom Stallings and CFO, Glen Shipley will host the call. A question-and-answer session will follow their commentary.

To participate in the conference call, domestic callers should dial 1-888-262-8797 and international callers should dial 1-913-
312-9322, participant pass code 3684188. Please plan to dial in five to ten minutes before the start of the call to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on EasyLink's investor relations website at http://ir.easylink.com/index.cfm.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption "Risk Factors" in the
Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange
Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forwardlooking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (Nasdaq:ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of cloud-based business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production
Messaging to EDI, Managed File Transfer, Document Capture and Management, Notifications and Secure Messaging, we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on
EasyLink, visit www.easylink.com.

The EasyLink Services International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7889

CONTACT: EasyLink Services International Corporation
Glen Shipley
678-533-8004
gshipley@easylink.com
Source: EasyLink Services International Corporation